Exhibit 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Taubman Centers, Inc.

and Plan Administrator

The Taubman Company and

Related Entities Employee

Retirement Savings Plan

We consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-81577) of Taubman Centers, Inc. and The Taubman Company and Related Entities Employee Retirement Savings Plan of our reports dated March 1, 2005, with respect to (i) the consolidated balance sheet of Taubman Centers, Inc. as of December 31, 2004, and the related consolidated statements of operations, shareowners’ equity, and cash flows for the year then ended and related financial statement schedules, (ii) management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2004 of Taubman Centers, Inc. and (iii) the combined balance sheet of the Unconsolidated Joint Ventures of The Taubman Realty Group Limited Partnership as of December 31, 2004, and the related combined statements of operations and comprehensive income, accumulated deficiency in assets, and cash flows for the year then ended and related financial statement schedules which reports appear in the December 31, 2004 annual report on Form 10-K of Taubman Centers, Inc. We also consent to the incorporation by reference in the registration statement on Form S-8 (No. 333-81577) of Taubman Centers, Inc. and The Taubman Company and Related Entities Employee Retirement Savings Plan of our report dated May 16, 2005, with respect to the statements of net assets available for benefits of The Taubman Company and Related Entities Employee Retirement Savings Plan as of December 31, 2004 and 2003, and the related statement of changes in net assets available for benefits for the year ended December 31, 2004, which report appears in the December 31, 2004 annual report on Form 11-K of The Taubman Company and Related Entities Employee Retirement Savings Plan.

KPMG LLP

Chicago, Illinois

May 27, 2005